                                   EXHIBIT 5

               Opinion of Alston & Bird regarding the legality of
                        the securities being registered.

                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                       Fax: 404-881-7777  Telex: 54-2996



                               September 13, 1996

Longhorn Steaks, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350

Gentlemen:

         This opinion is given in connection with the filing by Longhorn Steaks, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to up to 281,250 shares (the "Shares") of the no par value Common Stock of the Company (the "Common Stock") to be issued to employees and directors of the Company and Bugaboo Creek Steak House, Inc., a wholly-owned subsidiary of the Company, pursuant to the Bugaboo Creek Steak House, Inc. 1994 Stock Plan (the "Plan").

         We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the Plan.

         For purposes of this opinion, we assume that all options, stock appreciation rights and restricted shares or units have been or will be granted in accordance with the Plan.

         Based upon the foregoing, we are of the opinion that the Shares to be issued under the Plan, upon receipt in full by the Company of the purchase price, if any, prescribed for each Share, will be duly authorized, legally issued, and fully paid and non-assessable under the Georgia Business Corporation Code as in effect on this date.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                        Sincerely yours,

                                        ALSTON & BIRD



                                        By: /s/  William H. Avery
                                            ------------------------------
                                            William H. Avery





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